                                  EXHIBIT 23.1

               Consent of Independent Certified Public Accountants


To the Board of Directors
     Professional Veterinary Products, Ltd.

     As independent certified public accountants, we hereby consent to the use of our report dated October 14, 2002 relating to the financial statements of Professional Veterinary Products, Ltd., which report appears in the July 31, 2002 annual report on Form 10-K of Professional Veterinary Products, Ltd.


                                       /s/ Quick & McFarlin, P.C.



October 29, 2002